CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

AMENDED AND RESTATED

DIGITAL SYSTEM SUPPLY AGREEMENT

THIS AMENDED AND RESTATED DIGITAL SYSTEM SUPPLY AGREEMENT is made and entered into as of September 30, 2005 (the “Effective Date”) by and between CHRISTIE DIGITAL SYSTEMS USA, INC., a California corporation (“Christie”), and CHRISTIE/AIX, INC., a Delaware corporation (“Christie/AIX”).

RECITALS

A.           Christie and Christie/AIX are parties to a Digital Cinema Framework Agreement dated as of June 21, 2005 (the “Framework Agreement”) among Christie, Christie/AIX, Access Integrated Technology, Inc., a Delaware corporation (“AIX”), and Access Digital Media, Inc., a Delaware corporation (“ADM”).

B.           Christie and ADM have entered into an OEM License Agreement (the “OEM License Agreement”), pursuant to which Christie is licensed to install Theatre Command Center software to Central Servers (as defined below).

C.           On the terms and conditions of this Agreement, Christie/AIX will purchase Digital Systems from Christie, and Christie will sell Digital Systems to Christie/AIX.

D.           Christie and Christie/AIX previously entered into a Digital System Supply Agreement dated _________, 2005 (the “Prior Agreement”). The parties desire to amend and restate the Prior Agreement to read in its entirety as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein, and for other valuable consideration received, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Prior Agreement is hereby amended and restated to read in its entirety as set forth herein:

1.            Definitions. Capitalized terms defined in the Framework Agreement and used in this Agreement without definition are used in this Agreement as defined in the Framework Agreement. As used in this Agreement, the following terms have the following definitions:

“Digital Cinema Projection System” means a digital cinema projection system consisting of a DLP Cinema™ 2k projector, capable of both 2-D and 3-D display, a digital cinema server, a CCM (Christie connectivity module) and such other system components and software as are required to meet the requirements of the Distributor Agreements and the Exhibitor License Agreements.

“Central Server” means, collectively, a central library server, with AIX’s Theatre Command Center software (including MySQL database software) installed, connecting all Digital Cinema Projection Systems within a theatre complex, together with a storage array, computer rack, uninterrupted power source (UPS), main switch and patch panel.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

“Digital System” means a system consisting of one or more Digital Cinema Projection Systems and one Central Server.

2.	Supply and Deployment of Digital Systems.

2.1          Supply. On the terms and subject to the conditions of this Agreement, Christie will sell Digital Systems to Christie/AIX, and Christie/AIX will purchase Digital Systems from Christie.

2.2          Deployment. The parties have entered into this Agreement in furtherance of the program contemplated by the Framework Agreement. Accordingly, Christie/AIX will only deploy Digital Systems purchased by Christie/AIX from Christie under this Agreement to Exhibitors which have (a) executed an Exhibitor License Agreement with Christie/AIX, and (b) executed a Digital Cinema Service Contract with Christie. Christie will install the Digital Systems at Exhibitor locations in accordance with the Digital Cinema Service Contract between Christie and such Exhibitor. Provided that Christie/AIX submits firm purchase orders with lead times of at least four (4) months together with the applicable deposit, Christie will supply to Christie/AIX a minimum of 250 Digital Cinema Projection Systems per quarter, and a total of at least 2350 Digital Cinema Projection Systems, during the period January 1, 2006 through September 30, 2007.

3.            Term. Unless sooner terminated in accordance with its terms, this Agreement will commence as of the Effective Date and will continue until December 31, 2007.

4.            Quantity. Subject to the condition set forth in Section 6.3, as applicable, Christie will supply to Christie/AIX, and Christie/AIX will purchase from Christie, at least 2500 Digital Cinema Projection Systems (with associated Central Servers) under this Agreement. Christie/AIX may purchase an additional 1500 Digital Cinema Projection Systems (with associated Central Servers) from Christie under this Agreement (the “Additional Systems”), and shall purchase the Additional Systems from Christie under this Agreement to satisfy any requirements Christie/AIX may have for Digital Cinema Projection Systems (with associated Central Servers) in excess of 2500 Digital Cinema Projection Systems (with associated Central Servers). Unless otherwise agreed in writing between the parties, the maximum number of Digital Cinema Projection Systems (with associated Central Servers) to be supplied by Christie to Christie/AIX under this Agreement shall be 4000 Digital Cinema Projection Systems (with associated Central Servers).

5.            DCI Compliance. In the event Digital Systems sold by Christie to Christie/AIX under this Agreement are not fully compliant at the time of such sale with the Digital Cinema System Specification v1.0 dated July 20, 2005 (the “DCI Spec”) issued by Digital Cinema Initiatives, LLC, Christie will upgrade such Digital Systems to be fully compliant with the DCI Spec within four (4) months after the technology required for such compliance becomes commercially available.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

6.	Purchase Obligations.

6.1          Initial 100 Digital Cinema Projection Systems. Christie/AIX has placed a firm purchase order with Christie for the initial 100 Digital Cinema Projection Systems to be supplied under this Agreement.

6.2          Next 100 Digital Cinema Projections Systems. By no later than October 10, 2005, Christie/AIX will place a firm purchase order for the next 100 Digital Cinema Projection Systems and for Central Servers required for the deployment of the initial 150 Digital Cinema Projection Systems (which quantity of Central Servers will be finally determined upon identification of the installation sites for the initial 150 Digital Cinema Projection Systems); provided, however, that only 50 Digital Cinema Projection Systems of the second 100 Digital Cinema Projection Systems, together with the Central Servers required for the deployment of the initial 150 Digital Cinema Projection Systems, shall be released during 2005.

6.3          Next 2300 Digital Cinema Projection Systems. Christie/AIX’s obligation to place purchase orders for and purchase the next 2300 Digital Cinema Projection Systems, and Central Servers associated therewith, are subject to the continuing availability to Christie/AIX of equity and/or debt financing on terms reasonably acceptable to Christie/AIX. For clarity, such 2300 Digital Cinema Projection Systems, and Central servers associated therewith, may be ordered and purchased in various lots under multiple purchase orders.

7.            Applicable Terms and Conditions. All sales of Digital Systems by Christie to Christie/AIX shall be subject to the terms and conditions of this Agreement, and any different, conflicting, inconsistent or additional terms or conditions set forth in any pre-printed purchase orders, sales confirmations or other similar documentation hereafter provided by either party to the other, shall not be effective unless in each instance expressly agreed to in writing by both parties.

8.            Orders, Lead Times, Deposit and Delivery. All orders for Digital Systems shall be submitted by Christie/AIX to Christie in writing. Each order for Digital Systems shall specify projected delivery dates, and final delivery dates shall be as mutually determined by the parties. All such orders shall be in form and substance satisfactory to Christie prior to acceptance by Christie. Christie/AIX acknowledges that lead times for filling orders will generally be four (4) months from the date of receipt of the order. Each order for Digital Systems shall be accompanied by a deposit as follows:

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

Order	Deposit
First 100 Digital Cinema Projection Systems	50% of the purchase price
Next 100 Digital Cinema Projection Systems	50% of the purchase price of the first 50 at the time of order, 50% of the purchase price of the remaining 50 upon release authorization
Next 300 Digital Cinema Projection Systems	40% of the purchase price
All other Digital Cinema Projections Systems	30% of the purchase price

The deposit will be non-interest bearing, and Christie may commingle the deposit with its general funds. All Digital Systems will be shipped by Christie directly to the installation site.

9.            Pricing. Prices for Digital Systems are as set forth in Exhibit A. Prices are FOB factory. Prices do not include any freight and insurance charges, or sales taxes, use taxes, value added taxes, excise taxes or other similar taxes, all of which are for the account of Christie/AIX. Christie will pay all import duties on importation of Digital Systems, or components thereof, into the United States. Notwithstanding the foregoing, in the event Christie/AIX, with the consent or approval of Christie, enters into any Exhibitor License Agreement which requires Christie/AIX to bear any or all of the freight and/or insurance charges relating to the delivery of Digital Systems to the installation site, Christie and Christie/AIX will negotiate an equitable apportionment of such charges between the parties.

10.          Title and Risk of Loss. Title to, and all risk of loss of or damage to, Digital Systems shall pass from Christie to Christie/AIX upon delivery to the carrier for shipment from the factory, except that, in the event Christie/AIX, with the consent or approval of Christie, enters into any Exhibitor License Agreement which specifies that the risk of loss passes from Christie/AIX to the Exhibitor upon delivery to the installation site, then the risk of loss shall pass from Christie to Christie/AIX upon delivery to the installation site. Christie represents and warrants to Christie/AIX that all Products sold and delivered by Christie under this Agreement will be sold and delivered free and clear of all liens, security interests and encumbrances.

11.          Invoicing and Payment. Upon shipment of Digital Systems to Christie/AIX, Christie will apply the deposit for such Digital Systems against the purchase price thereof, and will issue a written invoice for such Digital Systems showing application of the deposit. Payment terms for the balance of the purchase price of Digital Systems are net thirty (30) days from the date of invoice.

12.	Warranty, Service and Parts.

12.1       Warranty. Each Digital System sold by Christie to Christie/AIX under this Agreement will be sold under the end user limited warranty (“End User Limited Warranty”) set forth in the attached Exhibit B.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

12.2       Service. Christie will perform its service obligations under each Digital Cinema Service Contract in a competent and professional manner.

12.3       Parts. Christie will supply replacement parts and spare parts (including lamps) for Digital Systems to Exhibitors in accordance with the Digital Cinema Service Contract between Christie and each such Exhibitor.

13.          DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN ANY END USER LIMITED WARRANTY OR AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, CHRISTIE MAKES NO OTHER WARRANTIES, WRITTEN, ORAL OR STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ALL OF WHICH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

14.          LIMITATION OF LIABILITY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED THAT ANY SUCH DAMAGES MAY OCCUR.

15.          Infringement. Christie represents and warrants to Christie/AIX and to each Exhibitor to which Digital Systems are deployed by Christie/AIX under an Exhibitor License Agreement that such Digital Systems will not infringe on any United States or Canadian patent, trademark or copyright of any third party. Christie will defend, indemnify and hold Christie/AIX and each such Exhibitor harmless from and against any and all claims, damages, losses or liabilities attributable to any breach by Christie of the foregoing representation and warranty, provided that (a) Christie/AIX gives Christie prompt written notice of any third party claim which is or may be covered under this indemnity, and (b) Christie has full power and authority to defend or settle any such third party claim. Christie/AIX may, by counsel of its own choosing and at its sole cost and expense, participate in any legal proceeding or settlement relating to any third party claim as to which a claim is made by Christie/AIX under this indemnity. In the event of any infringement of any Products sold under this Agreement on any United States or Canadian patent, trademark or copyright of any third party, Christie will, at its sole option and expense, modify the infringing item to make it non-infringing or replace the infringing item with a non-infringing item with equal or better functionality. Christie will have no liability under this Section 15 for any infringement resulting from any alteration made to Digital Systems other than with Christie’s consent or by authorized Christie service personnel, or arising solely as a result of the combination of Digital Systems with other equipment or systems.

16.          Intellectual Property. Christie/AIX hereby disclaims any right, title or interest in any inventions, improvements or technology, whether or not patentable, or other intellectual property which may be developed by Christie in the course of Christie’s performance of its obligations under this Agreement. Except as otherwise expressly provided in this Agreement or

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

any other agreement between Christie and Christie/AIX, Christie/AIX shall not acquire any right, title or interest in, to or under any property of Christie.

17.	Software Distribution Licenses.

17.1       Christie hereby grants to Christie/AIX the right and license to distribute Christie software, as installed by Christie on equipment included in Digital Systems, to Exhibitors to which Digital Systems are licensed by Christie/AIX.

17.2       Christie hereby grants to Christie/AIX the right and license to distribute Theater Command Center software, as licensed by Christie from ADM and installed by Christie on equipment included in Digital Systems, to Exhibitors to which Digital Systems are licensed by Christie/AIX, subject to payment of the license fee specified in Exhibit A.

18.          Confidentiality. As used in this Section 18, “Confidential Information” means all non-public technical, financial or business information, including without limitation technology, inventions, methods, processes, designs, ideas and computer software, disclosed by either party (“Disclosing Party”) to the other party (“Receiving Party”) under or in connection with this Agreement, in whatever form disclosed, whether by written material, oral disclosure, visual demonstration or observation or in the form of samples or prototypes. During the term of this Agreement and after the expiration or any termination of this Agreement, each party agrees to hold the other party’s Confidential Information in strict confidence and not to disclose it to any third party without the prior written consent of the Disclosing Party. Each party agrees to use Confidential Information of the other party only for the purposes contemplated by this Agreement and for no other purpose. The Receiving Party shall use the same degree of care, but no less than a reasonable degree of care, as it uses with respect to its own Confidential Information to prevent unauthorized disclosure to third parties. The restrictions of this Section 16 shall not apply to information that is (a) known to the Receiving Party at the time of receipt, (b) independently developed by the Receiving Party without any use of the Disclosing Party’s Confidential Information, (c) lawfully obtained by the Receiving Party from a third party not bound by any obligation of confidentiality to the Disclosing Party, (d) in the public domain when received or thereafter enters the public domain through no fault of the Receiving Party; (e) provided by the Disclosing Party to third parties without restriction; (f) disclosed by the Receiving Party pursuant to statute, regulation, or the order of a court of competent jurisdiction, provided that the Receiving Party promptly notifies the Disclosing Party in order to permit the Disclosing Party to seek a protective order or other appropriate relief; or (g) disclosed by the Receiving Party to its directors, officers, employees, accountants, attorneys and representatives, lenders, potential investors, potential acquirors, or potential merger partner, on a need-to-know basis, after the same have been informed of the confidential nature of such information and have agreed not to disclose such information.

19.          Export Controls. Each party shall comply with all applicable export control laws and regulations in effect from time to time.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

20.          Force Majeure. If the performance of this Agreement or of any obligation hereunder by either party is prevented, restricted or interfered with by reason of war or other violence, terrorism, fire, flood, earthquake, typhoon or other casualty or accident, strikes or labor disputes, governmental action, or any other act or condition whatsoever beyond the reasonable control of such party, such party shall be excused from performance for so long as such cause continues.

21.	Termination.

21.1       Termination for Breach. Either party may terminate this Agreement by written notice to the other party in the event the other party materially breaches any of its obligations hereunder and fails to cure such breach within sixty (60) days after the non-breaching party gives written notice of such breach to the breaching party; provided, however, that to the extent such breach is susceptible of cure and the breaching party has commenced a cure within such period, such period shall continue for as long as the breaching party diligently pursues a cure.

21.2	Termination on Certain Events.

(a)          either party may terminate this Agreement by written notice to the other in the event of any termination of the Framework Agreement;

(b)          Christie may terminate this Agreement by written notice to Christie/AIX in the event Christie AIX does not timely place the purchase order required under Section 6.2;

(c)          Either party may terminate this Agreement with or without notice to the other party in the event the other party dissolves or ceases to transact business, or in the event a bankruptcy proceeding is commenced by or against the other party, a receiver is appointed for all or substantially all of the assets of the other party, or the other party admits in writing its inability to pay its debts a they fall due.

21.3.      Survival and Effect of Termination. Sections 5, 12, 13, 14, 15, 16 and 18 and any accrued payment obligations shall survive any expiration or termination of this Agreement. Any purchase orders which are unfilled in whole or in part at the time of expiration or termination of this Agreement and which were accepted by Christie prior to such expiration or termination will survive such expiration or termination, and will continue to be governed by the terms of this Agreement.

22.          No Assignment. Neither party’s rights, duties and responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner without the prior express written consent of the other party; provided, however, that Christie/AIX may assign this Agreement, in whole or in part, to any affiliate of Christie/AIX or in connection with a financing or special purpose entity or a sale of all or substantially all of the business of AIX or Christie/AIX..

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

23.          Notices. All notices and communications required or permitted under this Agreement shall be in writing, shall be sent by facsimile, overnight courier (such as FedEx) or airmail, postage prepaid, in accordance with the following, and shall be effective upon receipt:

If to Christie/AIX:	Christie/AIX, Inc.

c/o Access Integrated Technologies, Inc.

55 Madison Avenue

Suite 300

Morristown, NJ 07960

Attention: Gary Loffredo, Esq.

If to Christie:	Christie Digital Systems USA, Inc.

Attention: President

10550 Camden Drive

Cypress, CA 90630

24.          Waivers. Any waiver by either party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of that or any other provision of this Agreement. Any waiver must be in writing. Failure by either party to insist upon strict adherence to any provision of this Agreement on one or more occasions will not deprive such party of the right to insist upon strict adherence to that or any other provision of this Agreement on any future occasion.

25.          Severability. The determination that any provision of this Agreement is invalid or unenforceable will not invalidate this Agreement, and this Agreement will be construed and performed in all respects as if such invalid or unenforceable provision was omitted insofar as the primary purpose of this Agreement is not frustrated.

26.          Independent Contractors. The relationship between Christie and Christie/AIX under this Agreement is that of independent contractors, and neither party is or shall be construed to be a partner, joint venture partner or agent of the other. Neither party shall have any right or authority to assume or create any obligation, express or implied, on behalf of the other in any manner whatsoever.

27.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles. The parties expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.

28.          Entire Agreement. This Agreement and the exhibits referred to herein and therein, which are incorporated herein by this reference, constitute the entire contract between the parties with respect to the subject matter covered hereby and thereby. This Agreement may not be amended, changed or modified except by a writing duly executed by both of the parties hereto.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

29.          Publicity. No public announcement, circular, advertisement or other publicity in connection with this Agreement shall be made or issued by or on behalf of either party to this Agreement, except as may be required by law, judicial order or applicable regulation, or except by one party with the prior written consent of the other party. Both parties shall mutually agree upon the content of any public statement announcing the existence of this Agreement.

30.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHRISTIE DIGITAL SYSTEMS USA, INC., a California corporation
By:	/s/ John M. Kline
Its:	President/COO

CHRISTIE/AIX, INC., a Delaware corporation
By:	/s/ A.Dale Mayo
Its:	CEO

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT A

PRICING

The purchase price for Digital Systems supplied by Christie to Christie/AIX shall be as follows:

1.	Digital Cinema Projection Systems:
First *** $	***
Next *** $	***

Pricing for the Additional Systems will be $ ***  for Digital Systems for large screens and $ ***  for Digital Systems for small screens, as specified at the time of order

2.	Central Servers

The purchase price shall be equal to the sum of:

(a)	***
(b)	a Theater Command Center software license fee of $*** per screen for each screen in the cineplex location where such Central Server is installed.
3.	Watermarking

The parties acknowledge that license fees for the watermarking technology required for compliance of the Digital Systems with the DCI Spec have not been finally determined and are not included in the pricing for Digital Systems, and that there is a substantial likelihood that Distributors will be willing to bear all, or at least a substantial portion of, the cost of such licensing fees. Christie and Christie/AIX will cooperate in making the best arrangements possible with Distributors to reduce the burden of watermarking related license fees on Christie and Christie/AIX, and will reach an equitable arrangement as to the manner in which watermarking related license fees are to be borne between Christie and Christie/AIX

_________________________

***	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

CONFIDENTIAL TREATMENT REQUESTED BY ACCESS INTEGRATED TECHNOLOGIES, INC. OF CERTAIN PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH RULE 24B-2 UNDER

THE SECURITIES EXCHANGE ACT OF 1934.

EXHIBIT B

END USER LIMITED WARRANTY

1.            Christie warrants to the first end user of Digital Systems deployed by Christie/AIX to such end user that such Digital Systems will be free from defects in materials and workmanship under normal use for twelve (12) months from the date such Digital Systems are installed and operating, or thirteen months (13) months from the date of invoice by Christie to Christie/AIX, whichever period first expires.

2.            In the event of any defect covered by the foregoing warranty, Christie will make on-site repairs as needed to repair or correct the defect.

3.	The foregoing warranty does not cover:
(i)	projection lamps (which are separately warranted under Christie’s standard lamp warranty, a copy of which is available upon request);

(ii)	reflectors;
(iii)	damage caused by use of projection lamps beyond the recommended lamp life
(iv)	problems caused by combination with non-Christie equipment, such as distribution systems, cameras, video tape recorders, etc.
(v)	damage caused by accident, misuse, abuse, improper power source, fire, flood, lightening, earthquake or other natural disaster; or
(vi)	damage caused by improper installation/alignment if by other than Christie service personnel or a service organization approved or authorized by Christie.
4.	Use of any non-Christie internal interface device will void the foregoing warranty.

5.            Repair or alteration other than by Christie service personnel, or a service organization approved or authorized by Christie, will void the foregoing warranty.